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                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  July 24, 1996
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                        UNION BANKSHARES, LTD.
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        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         Delaware                0-21078          84-0986148
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(STATE OR OTHER JURISDICTION   (COMMISSION       (IRS EMPLOYEE
     OF INCORPORATION)         FILE NUMBER)    IDENTIFICATION NO.)



1825 Lawrence Street, Suite 444, Denver Colorado              80202
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)



Registrant's telephone number, including area code:  (303) 298-5352
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                            Not Applicable
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     (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On July 24, 1996, the Board of Directors of Union Bankshares, Ltd. resolved to engage the accounting firm of Baird, Kurtz and Dobson as the Registrant's independent accountant for its fiscal year ending December 31, 1996. Effectively, the Registrant's former independent accountant, McGladrey & Pullen, LLP, simultaneously resigned as of July 24, 1996. The Denver office of McGladrey & Pullen was acquired by Baird, Kurtz and Dobson on June 17, 1996. All former audit engagement members, with the exception of the audit partner, are now with Baird, Kurtz and Dobson, and will continue to be involved with the Registrant's Fiscal 1996 annual audit.

     McGladrey & Pullen's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years and interim period subsequent to December 31, 1995, there have been no disagreements with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events.

     McGladrey & Pullen has furnished Registrant with a copy of its letter addressed to the SEC stating that it agrees with the above statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibit 16 - Letter re Change in Certifying Accountant
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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              UNION BANKSHARES, LTD.



Date:  July 25, 1996          By: /s/ Charles R. Harrison
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                                 Charles R. Harrison
                                 Chairman of the Board and Chief
                                 Executive Officer